UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2013

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On July 16, 2013, Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership of Mack-Cali Realty Corporation (the “General Partner”), refinanced its unsecured revolving credit facility with a group of 17 lender banks on terms and conditions set forth in the Fourth Amended and Restated Revolving Credit Agreement dated as of July 16, 2013 among the Operating Partnership, as borrower, JPMorgan Chase Bank, N.A., as the administrative agent, the other agents listed therein and the lending institutions party thereto and referred to therein (the “Credit Agreement”). The General Partner is the guarantor of the obligations of the Operating Partnership under the Credit Agreement.

The lending group for the credit facility consists of: JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent; Deutsche Bank AG New York Branch, U.S. Bank National Association and Wells Fargo Bank, N.A., as documentation agents; Capital One, National Association, Citibank, N.A., Comerica Bank, PNC Bank, National Association, SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ, LTD and The Bank of New York Mellon, as managing agents; and Compass Bank, Branch Banking and Trust Company, TD Bank, N.A., Citizens Bank of Pennsylvania and Mega International Commercial Bank Co. Ltd. New York Branch, as participants.

The material terms of the Credit Agreement provide for:

1. A four year term with two six month extension options;

2. Loans or other extensions of credit to be made to the Company in an aggregate principal amount of up to $600 million (expandable to $1 billion);

3. An interest rate based on the Operating Partnership’s unsecured debt ratings, currently the London Inter-Bank Offered Rate (“LIBOR”) plus 110 basis points;

4. A facility fee based on the Operating Partnership’s unsecured debt ratings, currently 20 basis points;

5.  The addition of multi-family residential properties as a core property type; and

6.  A capitalization rate of six percent for valuing multi-family residential properties in relevant covenant calculations under the Credit Agreement.

The Credit Agreement contains customary events of default, including among others, nonpayment of principal, interest, fees or other amounts; material inaccuracy of representations; violation of covenants; and certain bankruptcy events.  If an event of default occurs and is continuing under the Credit Agreement, the entire outstanding balance under the Credit Agreement may become immediately due and payable.

Copies of the Credit Agreement and the General Partner’s press release announcing the Credit Agreement are filed as Exhibits 10.1 and 99.1 hereto and are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Fourth Amended and Restated Revolving Credit Agreement dated as of July 16, 2013 among Mack Cali Realty, L.P., as borrower, Mack-Cali Realty Corporation, as guarantor, and JPMorgan Chase Bank, N.A., as administrative agent and the several Lenders party thereto, as lenders.

99.1	Press Release of Mack-Cali Realty Corporation dated July 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: July 16, 2013	By:	/s/ Barry Lefkowitz
Barry Lefkowitz
Executive Vice President and
Chief Financial Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: July 16, 2013	By:	/s/ Barry Lefkowitz
Barry Lefkowitz
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fourth Amended and Restated Revolving Credit Agreement dated as of July 16, 2013 among Mack Cali Realty, L.P., as borrower, Mack-Cali Realty Corporation, as guarantor, and JPMorgan Chase Bank, N.A., as administrative agent and the several Lenders party thereto, as lenders.

99.1	Press Release of Mack-Cali Realty Corporation dated July 16, 2013.